POWER OF ATTORNEY FOR

SECURITIES AND EXCHANGE COMMISSION

AND RELATED FILINGS

Each of the undersigned Trustees of Matthews International Funds, d/b/a Matthews Asia Funds (the “Trust”), hereby appoints each of John P. McGowan, Deepa Damre Smith, Shai Malka, and David A. Hearth, each with power to act without the others and with power of substitution, his or her attorneys-in-fact and agents, in all capacities, to execute and to file any documents relating to the Registration Statements of the Trust under the Investment Company Act of 1940, as amended, under the Securities Act of 1933, as amended, and under the laws of all states and other domestic and foreign jurisdictions, including any and all amendments thereto, covering the registration and the sale of shares by the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including, without limitation, applications for exemptive orders, rulings or filings of proxy materials. Each of the undersigned grants to said attorneys-in-fact and agents full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorneys-in fact and agents may lawfully do or cause to be done by virtue hereof.

Each of the undersigned hereby executes this Power of Attorney as of this 31st day of May, 2023.

By:	/s/ Gale K. Caruso	By:	/s/ Christopher F. Lee
	Gale K. Caruso		Christopher F. Lee
	Trustee		Trustee

By:	/s/ Richard K. Lyons	By:	/s/ Rhoda Rossman
	Richard K. Lyons		Rhoda Rossman
	Trustee		Trustee

By:	/s/ Jonathan F. Zeschin	By:	/s/ Robert J. Horrocks
	Jonathan F. Zeschin		Robert J. Horrocks
	Trustee		Trustee

By:	/s/ James Cooper Abbott
James Cooper Abbott
Trustee